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                                    SCHEDULE 13D

      CUSIP No.   413086109                           Page 8 of 21 Pages

                                                                  EXHIBIT A
                                        PROXY

      The undersigned brokerage firm ("Record Owner") holds (by and through its nominee Cede & Co.), for and on behalf of Barbara L. Harman and William E. Cain, Trustees, Harman Nominee Trust Dated July 22, 1987 ("Customer") (Account No. 301-113242), shares of Common Stock, par value $0.01 per share (the "Shares"), of Harman International Industries, Incorporated, a Delaware corporation (the "Company"). In accordance with the Authorization executed below by the Customer, the Record Owner does hereby constitute and appoint Dr. Sidney Harman ("Dr. Harman") as the Record Owner's lawful proxy, for the Record Owner and in the Record Owner's name and stead, to vote (whether by ballot, by proxy, or otherwise) the Shares in such manner as Dr. Harman may, in his sole discretion, deem necessary or advisable at any meeting of the stockholders of the Company. The foregoing proxy is effective immediately, and will remain in full force and effect until the earlier to occur of the following events:
(i) the revocation by the Record Owner of this Proxy (as it relates to some or all of the Shares) upon the authorization of the Customer by written notice given by the Record Owner to Dr. Harman at the principal executive offices of the Company not later than two business days prior to the effective date of such revocation or (ii) May 31, 1998.

Dated: August 2, 1995         A.G. EDWARDS & SONS, INC.


                              By:   /s/ A.G. Edwards & Sons, Inc.
                                    -----------------------------
                              Name:       Sue Owens
                                          -----------------------
                              Title:      Supervisor/Proxy Dept.
                                          -----------------------

                                    AUTHORIZATION

      The undersigned does hereby consent to and authorize the foregoing proxy

Dated: July 28, 1995          HARMAN NOMINEE TRUST DATED JULY 22, 1987
                              By: Barbara L. Harman and William E. Cain,
                                as Trustees

                              /s/ Barbara L. Harman
                              --------------------------
                              Barbara L. Harman, Trustee

                              /s/ William E. Cain
                              ------------------------
                              William E. Cain, Trustee